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                            Hudson City Bancorp, Inc.
                                    Form 10-Q


                                  EXHIBIT 32.1

               STATEMENT FURNISHED PURSUANT TO SECTION 906 OF THE
               SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

The undersigned, Ronald E. Hermance, Jr., is the chief executive officer of Hudson City Bancorp, Inc. (the "Company"), and Denis J. Salamone, is the principal financial officer of the Company.

This statement is being furnished in connection with the filing by the Company of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (the "Report").

By execution of this statement, we certify that:

          A) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and

          B) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.







Date: August 12, 2003                 By:  /s/ Ronald E. Hermance, Jr.
                                           -------------------------------------
                                           Ronald E. Hermance, Jr.
                                           President and Chief Executive Officer





Date: August 12, 2003                 By:  /s/ Denis J. Salamone
                                           -------------------------------------
                                           Denis J. Salamone
                                           Senior Executive Vice President and
                                           Chief Operating Officer


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